EXHIBIT 99

 FORM 3  JOINT FILER INFORMATION

 NAME: SOOMI NIIHARA

 RELATIONSHIP OF REPORTING PERSON TO ISSUER: 10% OWNER.

 ADDRESS: c/o EMMAUS HOLDINGS, INC. 50725 S. WESTERN AVE. SUITE 136, TORRANCE, CA 90501

 DESIGNATED FILER: YUTAKA NIIHARA

 ISSUER AND TICKER SYMBOL: EMMAUS HOLDINGS, INC. [None]

 DATE OF EVENT REQUIRING STATEMENT: MAY 3, 2011

/s/ Soomi Niihara
SOOMI NIIHARA